UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011

IGEN NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 H Street NW, Suite 920, Washington, DC		20005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

1-888-244-3650

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

2

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2011 the Company received the resignations of Richard Gilbertson, Chris Shade and Monty Ormsby as directors of our Company.  There were no disagreements between Mr.’s Gilbertson, Shade and Ormsby and the Company on any matter relating to the Company’s operations, policies or practices.

On January 17, 2012 Richard Freeman was appointed a director of our Company. Mr. Freeman is also Chief Operating Officer of the Company.

Mr. Freeman is a senior high-tech operations and product development executive with over 25 years experience managing hardware and software communications solutions and services across a broad-range of technologies and international markets.

Mr. Freeman's career began with Mobile Data International where he spearheaded adoption of early private wireless data networks for Taxi, Public Safety and Utility markets, overseeing 800Mhz radio Manufacturing Engineering, data terminal manufacturing, RF system design, and International sales support and system deployment.   In the early 90’s, Mr. Freeman was responsible for technical sales support and system implementation for Motorola’s Wireless Data Group located in London and Paris.  Mr. Freeman was instrumental in Motorola’s successful launch into European Taxi markets, along with the global launch of data infrastructure with the responsibility for product definition, marketing, and implementation of wireless data infrastructure based on Motorola DataTAC and ARDIS network solutions.

Mr. Freeman subsequently joined Sierra Wireless where he led definition, development, and successful deployment of many CDPD, 1xRTT, GPRS, and EVDO wireless data modem hardware and enabling software solutions for international markets.   In 2002 Mr. Freeman joined WebTech Wireless, where he defined target markets and requirements for mobile hardware and Fleet Management services.  Promoted to VP Operations he oversaw the successful growth of the organization, supporting ongoing 60% annual growth in shipments and software-as-a-service revenues, a tripling of personnel, five-fold growth in corporate and manufacturing facilities and infrastructure, and the successful implementation of many multiple multi-million dollar projects.

Most recently Mr. Freeman was Sr. VP Operations and Product Management for Saturna Green Systems, focusing on developing embedded telematics solutions for the electric vehicle industry.

Mr. Freeman holds a BaSC in Electrical Engineering from the University of British Columbia.

Mr. Freeman and the Company have entered into an employment contract whereby Mr. Freeman will receive $60,000 per annum, performance bonuses at the discretion of the Board, and stock options to acquire 500,000 common shares of the Company at an exercise price no greater than $0.30 per share or at a maximum discount as set forth by the Board.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Neli Chan

Chief Executive Officer and Director

Date: January 19, 2012